Exhibit 99.1

Galectin Therapeutics Inc. and SBH Sciences, Inc. Announce the Formation of

Galectin Sciences, LLC, a Collaborative Venture to Research and Develop

Galectin Inhibitors for Oral Administration

NORCROSS, Ga., and NATICK, Mass. (January 27, 2014) – Galectin Therapeutics Inc. (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins to treat fibrosis and cancer, and SBH Sciences, Inc. , a world leader in cell-based assays to measure biological activity and developer of cytokines, growth factors, biologics and monoclonal antibodies, jointly announce the establishment and formation of Galectin Sciences, LLC, a collaborative venture to research and develop small organic molecule inhibitors of galectin-3 for oral administration.

Using computer molecular modeling techniques coupled with in vitro screening of a variety of compound libraries, SBH Sciences recently identified several small organic molecules with promising galectin-3 inhibitory activity in vitro. Galectins, a class of proteins made by many cells in the body, are known to be markedly increased in a number of diseases including scaring of organs and cancers of many kinds. Galectin Sciences, a Georgia-based LLC jointly owned by Galectin Therapeutics and SBH Sciences, will allow the companies to collaborate in further development of these unique organic molecule inhibitors of galectin-3 as drug candidates as well as discovery of additional candidates.

Galectin Sciences will build on the scientific body of knowledge amassed by SBH Sciences, coupled with Galectin Therapeutics’ knowledge and expertise of galectins’ pathological role and mechanism of action in inflammation, fibrosis and many cancers. The long-term goal of this effort is to identify and develop drug candidates that are highly specific galectin inhibitors which may be formulated for oral administration. The intermediate term goal is the development of small molecule inhibitors of galectin-3 which exhibit activity in in vivo preclinical disease models of fibrosis and cancer in which galectins play a key role.

Dr. Raphael Nir, President and Chief Science Officer, SBH Sciences, said: “We are excited and honored to partner with Galectin Therapeutics, a company that we have provided services for more than 10 years. This unique moment is a transformational point for SBH Sciences and represents the shift in our business model from service provider to biotechnology company. Targeting of galectin-3 by small organic compounds is a unique opportunity to resolve significant unmet medical needs, and Galectin Therapeutics is the ideal partner. I am confident that the mutual trust and the dedication of the two teams, combined with the vast expertise that has been built by SBH Sciences over the past 16 years, will enable us to potentially bring new galectin inhibitors into clinical development and human clinical trials.”

Galectin Therapeutics has a long standing interest in compounds that bind galectins, particularly galectin-3, which has resulted in two clinical development programs involving intravenous administration of the company’s proprietary galectin inhibitor compounds GM-CT-01 and GR-MD-02.

Galectin Therapeutics is pursuing synthetic routes to newer large molecular weight carbohydrate entities as well as smaller carbohydrates which might be administered by alternate routes. Longer term, the company is also interested in developing small molecule inhibitors of galectin which may be orally active.

“The formation of Galectin Sciences represents a significant step forward in the research of galectin proteins and demonstrates both companies’ confidence in galectin inhibitors as potential treatment options for diseases with large unmet medical need,” said Dr. Peter G. Traber, President, Chief Executive Officer and Chief Medical Officer, Galectin Therapeutics. “Increased levels of galectin proteins have been implicated in a very large number of inflammatory, fibrotic and neoplastic diseases; the discovery and development of orally active galectin inhibitors would be a major step towards expanded treatment approaches for these disorders. This work may lead to drugs that would expand our pipeline as follow on compounds to our first in class galectin inhibitors, GR-MD-02 and GM-CT-01, which are currently in clinical trials.”

About Galectin Sciences, LLC

Galectin Sciences, a Georgia-based LLC, is a collaborative venture to research and develop small organic molecule inhibitors of galectin-3 for oral administration. The venture, jointly owned by Norcross, Ga.-based Galectin Therapeutics, and Natick, Mass.-based SBH Sciences, was formed based on the scientific understanding of the role that galectin proteins play in a number of diseases including scaring of organs and cancers of many kinds. Galectin Sciences seeks to identify and develop unique organic molecule inhibitors of galectin-3 as drug candidates which may be formulated for oral administration in the treatment of certain human diseases.

About Galectin Therapeutics

Galectin Therapeutics (Nasdaq:GALT) is developing promising carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com.

About SBH Sciences, Inc.

SBH Sciences, Inc., located in Natick, Mass., and founded in 1997, is a biotechnology company and a preclinical Contract Research Organization. SBH Sciences has provided research products and services to over 120 pharmaceutical, biotechnology, and diagnostic clients across the globe, mainly in the fields of oncology and inflammation. SBH Sciences specializes in lead drug optimization through innovative cell based cytokine bioassays, biomarker profiling, and customized analytical method development including multiplex analysis. SBH Sciences is the world leader in cell-based assays and currently offers over 280 validated assays and 300 cell lines to evaluate biological activity of lead drugs, cytokines, growth factors, and other biologics. SBH Sciences’ proprietary processes have been utilized in commercial production of 31 cytokines, 9 recombinant Glycosyltransferase enzymes, 31 monoclonal antibodies and over 30 ELISA kits. In the last 3 years, SBH Sciences has assisted three biotechnology companies in advancing their lead compounds into phase I clinical trials. For further information, please see www.sbhsciences.com

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. These statements include those regarding the potential benefits of Galectin Sciences, LLC, or any drugs or treatments developed by Galectin Sciences, LLC or its parent companies, the potential to bring new galectin inhibitors into clinical development and human clinical trials, the promising nature of any studies or research, current, intermediate-term and long-term goals related to the new collaborative venture and/or Galectin Therapeutics, potential treatment options, research and development plans and the possibility of an expanded pipeline with new drugs or treatments. Factors that could cause actual performance to differ materially from those discussed in the forward-looking statements include, among others, that plans, expectations and goals regarding any research and development activities, preclinical data and potential therapeutic uses and benefits of any drugs and any future pre-clinical or clinical studies are subject to factors beyond the companies’ control. Future research efforts including preclinical or clinical studies may not begin or produce positive results in a timely fashion, if at all, and could prove time consuming and costly. Plans regarding development, approval and marketing of any drugs are subject to change at any time based on changing needs as determined by management and regulatory agencies. There is no guarantee that this new collaborative venture will be successful or that it will ultimately lead to meaningful revenue or earnings. Regardless of the results of current or future studies, success may not be achieved in developing partnerships with other companies or obtaining capital that would allow further development and/or funding for any studies or trials. To date, Galectin Therapeutics has incurred operating losses since its inception, and its ability to successfully develop and market drugs may be impacted by its ability to manage costs and finance its continuing operations. For a discussion of additional factors impacting Galectin Therapeutics’ business, see its Annual Report on Form 10-K for the year ended December 31, 2012, and its subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause views to change, the companies disclaim any obligation to update forward-looking statements.

CONTACT: Galectin Therapeutics Inc.

Peter G. Traber, MD, 678-620-3186

President, CEO, & CMO

ir@galectintherapeutics.com